                                                                     Exhibit 4.2

                                                                  EXECUTION COPY
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                            REGISTRATION RIGHTS AGREEMENT


                            Dated as of September 15, 1997

                                     by and among

                        JITNEY-JUNGLE STORES OF AMERICA, INC.

                            SOUTHERN JITNEY JUNGLE COMPANY

                               MCCARTY-HOLMAN CO., INC.

                        INTERSTATE JITNEY-JUNGLE STORES, INC.

                                 PUMP AND SAVE, INC.

                            DELTA ACQUISITION CORPORATION

                                   DELCHAMPS, INC.

                          SUPERMARKET CIGARETTE SALES, INC.


                                         and

 . . . . . . . . . . . . . . DONALDSON, LUFKIN & JENRETTE
                                SECURITIES CORPORATION

                              CREDIT SUISSE FIRST BOSTON





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         This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of September 15, 1997, by and among Jitney-Jungle Stores of America, Inc., a Mississippi corporation (the "COMPANY"), Southern Jitney Jungle Company, a Mississippi corporation, McCarty-Holman Co., Inc., a Mississippi corporation, Interstate Jitney-Jungle Stores, Inc., an Alabama corporation, Pump and Save, Inc., a Mississippi corporation, Delta Acquisition Corporation, an Alabama corporation, Delchamps, Inc., an Alabama corporation ("DELCHAMPS"), and Supermarket Cigarette Sales, Inc., a Louisiana corporation ("SCSI") (each a "GUARANTOR" and, collectively, the "GUARANTORS"), and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and Credit Suisse First Boston (each an "INITIAL PURCHASER" and, collectively, the "INITIAL PURCHASERS"), each of whom has agreed to purchase the Company's 10-3/8% Senior Subordinated Notes due 2007 (the "SENIOR SUBORDINATED NOTES") pursuant to the Purchase Agreement (as defined below).

         This Agreement is made pursuant to the Purchase Agreement, dated September 10, 1997 (the "PURCHASE AGREEMENT"), by and among the Company, the Guarantors and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Senior Subordinated Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement by each of the parties hereto (other than Delchamps and SCSI) is a condition to the obligations of the Initial Purchasers set forth in Section 3 of the Purchase Agreement. The parties acknowledge that the execution and delivery of this Agreement by Delchamps and SCSI is conditioned upon the Consummation (as that term is defined in the Purchase Agreement and not as otherwise defined in this Agreement) of the Delchamps Tender Offer (as defined in the Purchase Agreement).

         The parties hereby agree as follows:

SECTION 1.         DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         ACT:  The Securities Act of 1933, as amended.

         AFFILIATE:  As defined in Rule 144 under the Act.

         BUSINESS DAY:    Any day except a Saturday, Sunday or other day in the
City of New York, or in the city of the corporate trust office of the Trustee, on which banks are authorized to close.

         BROKER-DEALER:  Any broker or dealer registered under the Exchange
Act.

         BROKER-DEALER TRANSFER RESTRICTED SECURITIES: New Senior Subordinated Notes that are acquired by a Broker-Dealer in the Exchange Offer in exchange for Senior Subordinated Notes that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Senior Subordinated Notes acquired directly from the Company or any of its affiliates).

         CERTIFICATED SECURITIES:  As defined in the Indenture.

         CLOSING DATE:  The date hereof.

         COMMISSION:  The Securities and Exchange Commission.

         CONSUMMATE: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the New Senior Subordinated Notes to be issued in the Exchange Offer, (b) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Indenture of New Senior Subordinated Notes in the same aggregate principal amount as the aggregate principal amount of Senior Subordinated Notes tendered and not withdrawn by Holders thereof pursuant to the Exchange Offer.

         DAMAGES PAYMENT DATE: With respect to the Senior Subordinated Notes, each Interest Payment Date.

         EXCHANGE ACT:  The Securities Exchange Act of 1934, as amended.

         EXCHANGE OFFER: The registration by the Company under the Act of the New Senior Subordinated Notes pursuant to the Exchange Offer Registration Statement pursuant to which the Company shall offer the Holders of all outstanding Senior Subordinated Notes the opportunity to exchange all such outstanding Senior Subordinated Notes for New Senior Subordinated Notes in an aggregate principal amount equal to the aggregate principal amount of the Senior Subordinated Notes tendered in such exchange offer by such Holders.

         EXCHANGE OFFER REGISTRATION STATEMENT: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

         EXEMPT RESALES: The transactions in which the Initial Purchasers propose to sell the Senior Subordinated Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, and to persons permitted to purchase the Senior Subordinated Notes in offshore transactions in reliance upon Regulation S under the Act.

         GLOBAL NOTEHOLDER:  As defined in the Indenture.

         HOLDERS:  As defined in Section 2 hereof.

         INDEMNIFIED HOLDER:  As defined in Section 8(a) hereof.

         INDENTURE: The Indenture, dated the Closing Date, among the Company, the Guarantors and Marine Midland Bank, as trustee (the "TRUSTEE"), pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

         INTEREST PAYMENT DATE:  As defined in the Indenture and the Notes.

         LIQUIDATED DAMAGES:  As defined in Section 5.

         NASD:  National Association of Securities Dealers, Inc.

         NEW SENIOR SUBORDINATED NOTES: The Company's new 10-3/8% Senior Subordinated Notes due 2007 to be issued pursuant to the Indenture (i) in the Exchange Offer or (ii) upon the request of any


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

Holder of Senior Subordinated Notes covered by a Shelf Registration Statement, in exchange for such Senior Subordinated Notes.

         NOTES: The Senior Subordinated Notes and the New Senior Subordinated Notes.

         PERSON: An individual, partnership, corporation, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         PROSPECTUS: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

         RECORD HOLDER: With respect to any Damages Payment Date, each Person who is a Holder of Notes on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

         REGISTRATION DEFAULT:  As defined in Section 5 hereof.

         REGISTRATION STATEMENT: Any registration statement of the Company and the Guarantors relating to (a) an offering of New Senior Subordinated Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) which is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.


         RESTRICTED BROKER-DEALER: Any Broker-Dealer which holds Broker-Dealer Transfer Restricted Securities.

         SHELF REGISTRATION STATEMENT:  As defined in Section 4 hereof.

         TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

         TRANSFER RESTRICTED SECURITIES: Each Note, until the earliest to occur of (a) the date on which such Note is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) the date on which such Note has been disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Note is disposed of by a Restricted Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) or (d) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act.

         UNDERWRITTEN REGISTRATION or UNDERWRITTEN OFFERING: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.


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

         Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

SECTION 2.         HOLDERS

         A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person owns Transfer Restricted Securities.


SECTION 3.         REGISTERED EXCHANGE OFFER

         (a) Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company and the Guarantors shall (i) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 45 days after the Closing Date, the Exchange Offer Registration Statement, (ii) use its reasonable best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 120 days after the Closing Date, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the New Senior Subordinated Notes to be made under the Blue Sky laws of such jurisdictions as are reasonably requested by the Holders and are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the New Senior Subordinated Notes to be offered in exchange for the Senior Subordinated Notes that are Transfer Restricted Securities and to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers as contemplated by Section 3(c) below.

         (b) The Company and the Guarantors shall use their respective best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; PROVIDED, HOWEVER, that in no event shall such period be less than 20 Business Days. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Notes shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use their respective best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 Business Days thereafter.

         (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Restricted Broker-Dealer who holds Senior Subordinated Notes that are Transfer Restricted Securities and that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities, may exchange such Senior Subordinated Notes (other than Transfer Restricted Securities acquired directly from the Company or any Affiliate of the Company) pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver


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a prospectus meeting the requirements of the Act in connection with its initial sale of each New Senior Subordinated Note received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.

         If requested by any Restricted Broker-Dealer, the Company and the Guarantors shall use their respective reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for sales of Broker-Dealer Transfer Restricted Securities by such Restricted Broker-Dealer, and to ensure that such Registration Statement conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the date on which the Exchange Offer is Consummated or such shorter period as will terminate when no Restricted Broker-Dealer holds Broker-Dealer Transfer Restricted Securities.

         The Company and the Guarantors shall promptly provide sufficient copies of the latest version of such Prospectus to such Restricted Broker-Dealer promptly upon request, and in no event later than one Business Day after such request, at any time during the period referred to in the immediately preceding paragraph in order to facilitate such sales.

SECTION 4.         SHELF REGISTRATION

         (a) SHELF REGISTRATION. If (i) the Company is not required to file an Exchange Offer Registration Statement with respect to the New Senior Subordinated Notes because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a)(i) below have been complied with) or (ii) if any Holder of Transfer Restricted Securities shall notify the Company within 20 days following the Consummation of the Exchange Offer that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the New Senior Subordinated Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Senior Subordinated Notes acquired directly from the Company or one of its Affiliates, then the Company and the Guarantors shall (x) cause to be filed on or prior to 45 days after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement pursuant to clause (i) above or 30 days after the date on which the Company receives the notice specified in clause
(ii) above, a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (in either event, the "SHELF REGISTRATION STATEMENT")), relating to all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof, and (y) use their best efforts to cause such Shelf Registration Statement to become effective on or prior to 120 days after the date on which the Company becomes obligated to file such Shelf Registration Statement. If, after the Company has filed an Exchange Offer Registration Statement which satisfies the requirements of Section 3(a) above, the Company is required to file and


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

make effective a Shelf Registration Statement solely because the Exchange Offer shall not be permitted under applicable federal law, then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above. Such an event shall have no effect on the requirements of clause (y) above. The Company and the Guarantors shall use their respective reasonable best efforts to keep the Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented and amended as required by and subject to the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(c)(i)) following the date on which such Shelf Registration Statement first becomes effective under the Act, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold. Notwithstanding the foregoing, following the date on which such Shelf Registration Statement first becomes effective under the Act, the Company may suspend the effectiveness of the Shelf Registration Statement by written notice to the Holders for a period not to exceed 45 days in any calendar year if (i) an event occurs and is continuing as a result of which the Shelf Registration Statement would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading and (ii) (A) the Company determines in good faith that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Company and its subsidiaries, taken as a whole, or (B) the disclosure otherwise relates to a previously undisclosed pending material business transaction, the disclosure of which would impede the Company's ability to consummate such transaction.

         (b)  PROVISION BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH
THE SHELF REGISTRATION STATEMENT. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 15 days after receipt of a request therefor, the information specified in Item 507 of Regulation S-K under the Act and such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless and until such Holder shall have used its best efforts to provide all such information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5.         LIQUIDATED DAMAGES

         If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement, (iii) the Exchange Offer has not been Consummated within 30 Business Days after the Exchange Offer Registration Statement is first declared effective by the Commission or (iv) any Registration Statement required by this Agreement is filed and declared effective but, except as permitted by Section 4(a) hereof, shall thereafter cease to be effective or fail to be usable in connection with resales of Transfer Restricted Securities during the periods specified herein and is not succeeded within 15 days by another effective Registration Statement or by a post-effective amendment to such Registration


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

Statement that is itself declared effective immediately, in either case, that cures such failure (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"), then the Company and the Guarantors hereby jointly and severally agree to pay liquidated damages (the "LIQUIDATED DAMAGES") to each Holder of Transfer Restricted Securities with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues. The amount of the Liquidated Damages shall increase by an additional $.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.40 per week per $1,000 principal amount of Transfer Restricted Securities; PROVIDED that the Company and the Guarantors shall in no event be required to pay Liquidated Damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the Liquidated Damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.

         All accrued Liquidated Damages shall be paid to the Global Noteholder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities on each Damages Payment Date by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. All accrued Liquidated Damages with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6.         REGISTRATION PROCEDURES

         (a) EXCHANGE OFFER REGISTRATION STATEMENT. In connection with the Exchange Offer, the Company and the Guarantors shall comply with all applicable provisions of Section 6(c) below, shall use their respective best efforts to effect such exchange and to permit the sale of Broker-Dealer Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

              (i) If, following the date hereof there has been published a change in Commission policy with respect to exchange offers such as the Exchange Offer, such that in the reasonable opinion of counsel to the Company there is a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Senior Subordinated Notes. The Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable actions to effect a change in Commission policy. In connection with the foregoing, the Company and the Guarantors hereby agree to take all


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

    such other reasonable actions as are requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff of such submission.

              (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the New Senior Subordinated Notes to be issued in the Exchange Offer and (C) it is acquiring the New Senior Subordinated Notes in its ordinary course of business. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer
    (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in MORGAN STANLEY AND CO., INC. (available June 5, 1991) and EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of New Senior Subordinated Notes obtained by such Holder in exchange for Senior Subordinated Notes acquired by such Holder directly from the Company or an Affiliate thereof.

              (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in MORGAN STANLEY AND CO., INC. (available June 5,
    1991) and EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause
    (i) above, (B) including a representation that neither the Company nor any Guarantor has entered into any arrangement or understanding with any Person to distribute the New Senior Subordinated Notes to be received in the Exchange Offer and that, to the best of the Company's and each Guarantor's information and belief, each Holder participating in the Exchange Offer is acquiring the New Senior Subordinated Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the New Senior Subordinated Notes received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

         (b) SHELF REGISTRATION STATEMENT. In connection with any Shelf Registration Statement, the Company and the Guarantors shall comply with all the provisions of Section 6(c) below and shall use their respective best efforts to effect such registration to permit the sale of the Transfer Restricted

Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and the Guarantors will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

         (c) GENERAL PROVISIONS. In connection with any Shelf Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities or any Exchange Offer Registration Statement and the related Prospectus, to the extent, and only to the extent, that the same are required to be available to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers, the Company and the Guarantors shall:

              (i) use their respective reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein
    (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement, (1) in the case of clause (A), correcting any such misstatement or omission, and (2) in the case of clauses (A) and (B), use their respective best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter.

              (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the applicable Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

              (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, confirm such advice in writing,
    (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use their respective reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

              (iv) furnish to the Initial Purchaser(s), each selling Holder named in any Registration Statement or Prospectus and each of the underwriter(s) in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which the selling Holders of the Transfer Restricted Securities covered by such Registration Statement or the underwriter(s) in connection with such sale, if any, shall reasonably object within five Business Days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Act;

              (v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders and to the underwriter(s) in connection with such sale, if any, make the Company's and the Guarantors' representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

              (vi) if (a) a Shelf Registration Statement is filed pursuant to
    Section 4 hereof or (b) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 3 hereof is required to be delivered under the Act by any Restricted Broker-Dealer who seeks to sell Broker-Dealer Transfer Restricted Securities during the period specified in
    Section 3(c) hereof, make available for inspection by any Holder of such Transfer Restricted Securities being sold, or each Restricted Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Transfer Restricted Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Restricted Broker-Dealer, as the case may be, or underwriter (collectively, the "INSPECTORS"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement and Prospectus. Each Inspector shall agree in writing that it will not disclose any records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors in writing are confidential unless (w) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or Prospectus, (x) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (y) disclosure of such information is necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to or involving this Agreement or the Purchase Agreement, or any transactions contemplated hereby or thereby or arising hereunder or thereunder, or (z) the information in such Records has been made generally available to the public; PROVIDED, HOWEVER, that such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector.

              (vii) if requested by any selling Holders or the underwriter(s) in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

              (viii) furnish to each selling Holder and each of the underwriter(s) in connection with such sale, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

              (ix) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

              (x) in connection with any Underwritten Offering pursuant to a Shelf Registration Statement, enter into such agreements (including an underwriting agreement) and make such representations and warranties and take all such other actions in connection therewith as may be reasonably requested by the managing underwriter in connection with any sale or resale pursuant to any such Shelf Registration Statement contemplated by this Agreement, and in such connection, the Company and the Guarantors shall:

              (A) furnish (or in the case of paragraphs (2) and (3), use its best efforts to furnish) to each underwriter, at each closing under such underwriting or similar agreement, as and to the extent required thereunder:

                   (1) a certificate, dated the date of such closing, signed on behalf of the Company and each Guarantor by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company and such Guarantor, confirming, as of the date thereof, the matters set forth in paragraphs (a) through (c) of Section 9 of the Purchase Agreement and such other similar matters as the underwriter(s) may reasonably request;

                   (2) an opinion, dated the date of such closing, of counsel for the Company and the Guarantors covering matters similar to those set forth in paragraphs (e), (f), (g) and (h) of Section 9 of the Purchase Agreement, and in any event including a statement (which may be provided separately from the opinion) to the effect that such counsel has no reason to believe that, as of the date of the Prospectus contained in the Shelf Registration Statement, such Prospectus, as amended or supplemented, if applicable (except for the financial statements and the notes related thereto and other financial, statistical and accounting data included therein, as to which such counsel need not express any belief) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In writing such letter with respect to such matters, such counsel may state that their belief is based upon their participation in the preparation of the Shelf Registration Statement and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified; and

                   (3) a customary comfort letter, dated the date of such closing, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 9 of the Purchase Agreement, without exception;

              (B) set forth in full or incorporate by reference in the underwriting agreement, if any, in connection with any sale or resale pursuant to any Shelf Registration Statement the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

              (C) deliver such other documents and certificates as may be reasonably requested by the underwriter(s) to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company and the Guarantors pursuant to this clause (x).

         If at any time the representations and warranties of the Company and the Guarantors contemplated in (A)(1) above cease to be true and correct in any material respect, the Company and the Guarantors shall so advise the underwriter(s) promptly and if requested by such Persons, shall confirm such advice in writing;

              (xi) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; PROVIDED, HOWEVER, that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would constitute general consent to service of process in suits or to taxation in any jurisdiction where it is not now so subject;

              (xii) issue, upon the request of any Holder of Senior Subordinated Notes covered by any Shelf Registration Statement contemplated by this Agreement, New Senior Subordinated Notes having an aggregate principal amount equal to the aggregate principal amount of Senior Subordinated Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such New Senior Subordinated Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Notes, as the case may be; in return, the Senior Subordinated Notes held by such Holder shall be surrendered to the Company for cancellation;

              (xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to such sale of Transfer Restricted Securities;

              (xiv) use their respective reasonable best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xi) above;

              (xv) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

              (xvi) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

              (xvii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use their respective reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

              (xviii) otherwise use their respective reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

              (xix) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

              (xx) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 or
    Section 15(d) of the Exchange Act.

         (d) RESTRICTIONS ON HOLDERS. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in
Section 6(c)(i) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (the "Advice"). If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of either such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(i) or Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof or shall have received the Advice.

SECTION 7.         REGISTRATION EXPENSES

         (a) All expenses incident to the Company's and the Guarantors' performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including fees and expenses with respect to filings with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel) that may be required by the rules and regulations of the NASD); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the New Senior Subordinated Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors and, subject to paragraph 7(b) below, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

         The Company will, in any event, bear its and the Guarantors' internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

         (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantors will reimburse the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8.         INDEMNIFICATION

              (a) The Company and each of the Guarantors agrees, jointly and severally, to indemnify and hold harmless each Holder, its directors, its officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) such Holder, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses reasonably incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary Prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company or any Guarantor to any Holder or prospective purchaser of Senior Subordinated Notes or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or judgments are (i) caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to a Holder furnished in writing to the Company by such Holder (and not with respect to the information provided by any other Holder) or
(ii) caused by any untrue statement or omission, or any alleged untrue statement or omission, made in the any preliminary Prospectus or Prospectus, but eliminated or remedied in a final or amended Prospectus if (A) the Company shall have previously furnished copies thereof to the Holders in accordance with this Agreement, (B) a copy of the amended or final Prospectus was not sent or given to such person at or prior to the written confirmation of such sale, (C) the amended or final Prospectus would have completely corrected such untrue statement or omission and (D) such allegations are upheld by a final judgement.

              (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or any Guarantor, to the same extent as the foregoing indemnity from the Company and the Guarantors to each Holder but only with reference to information relating to a Holder furnished in writing to the Company by such Holder (and not with respect to the information provided by any other Holder) expressly for use in any Registration Statement, preliminary Prospectus or Prospectus or any amendment or supplement thereto.

              (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Holders shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holders). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any such action or proceeding effected without its prior written consent (not to be unreasonably withheld) and if settled with its written consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify and hold harmless the indemnified party to the extent provided herein. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than thirty business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement (unless the reasonableness of such fees and expenses of counsel is being contested in good faith). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action.

              (d)  To the extent the indemnification provided for in this
Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and any Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors, on the one hand, or such Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

              The Company and the Guarantors, and the Holders, agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Section 8, no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of its Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of (A) the amount paid by such Holder for such Transfer Restricted Securities PLUS (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Senior Subordinated Notes held by each of the Holders hereunder and not joint.

              (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

SECTION 9.              RULE 144A

         The Company and each Guarantor hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company or such Guarantor is not subject to Section 13 or 15(d) of the Securities Exchange Act, to make available, upon request of any Holder of Transfer Restricted Securities, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

SECTION 10.        UNDERWRITTEN REGISTRATIONS

         No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in customary underwriting arrangements entered into in connection therewith and (b) completes and executes all reasonable questionnaires, powers of attorney, and other documents required under the terms of such underwriting arrangements.

SECTION 11.        SELECTION OF UNDERWRITERS

         For any Underwritten Offering, the investment banker or investment bankers and manager or managers for any Underwritten Offering that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; PROVIDED that such investment bankers and managers must be reasonably satisfactory to the Company. Such investment bankers and managers are referred to herein as the "underwriters."

SECTION 12.        MISCELLANEOUS

         (a) REMEDIES. Each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.


         (b)  NO INCONSISTENT AGREEMENTS.  Neither the Company nor any
Guarantor will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with rights granted to the holders of the Company's and the Guarantors' securities under any agreement in effect on the date hereof.

         (c) ADJUSTMENTS AFFECTING THE NOTES. Neither the Company nor any Guarantor will take any action, or voluntarily permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

         (d) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 12(d)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being transferred or exchanged pursuant to a Registration Statement and that does not affect directly or indirectly the rights of other Holders whose securities are not being transferred or exchanged pursuant to such Registration Statement may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being transferred or exchanged pursuant to such Registration Statement.

         (e) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

              (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

              (ii) if to the Company or the Guarantors:

                   Jitney-Jungle Stores of America, Inc.
                   1770 Ellis Avenue
                   Suite 200
                   Jackson, Mississippi 39204
                   Telecopier No.: (601) 371-8665
                   Attention:  Chief Financial Officer

                   With a copy to:

                   Dechert Price & Rhoads
                   30 Rockefeller Plaza
                   New York, New York 10112
                   Telecopier No.: (212) 698-3599
                   Attention:  Bruce B. Wood

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.


         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

         (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; PROVIDED, HOWEVER, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities directly from such Holder.

         (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

         (j) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (k) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                  JITNEY-JUNGLE STORES OF AMERICA, INC.


                                  By:

                                     -----------------------------------
                                       Name:
                                       Title:

                                  SOUTHERN JITNEY JUNGLE COMPANY


                                  By:
                                     -----------------------------------
                                       Name:
                                       Title:

                                  MCCARTY-HOLMAN CO., INC.


                                  By:
                                     -----------------------------------
                                       Name:
                                       Title:

                                  INTERSTATE JITNEY-JUNGLE STORES, INC.


                                  By:
                                     -----------------------------------
                                       Name:
                                       Title:

                                  PUMP AND SAVE, INC.


                                  By:
                                     -----------------------------------
                                       Name:
                                       Title:

                                  DELTA ACQUISITION CORPORATION


                                  By:
                                     -----------------------------------
                                       Name:
                                       Title:

                                  DELCHAMPS, INC.


                                  By:
                                     -----------------------------------
                                       Name:
                                       Title:

                                  SUPERMARKET CIGARETTE SALES, INC.


                                  By:
                                     -----------------------------------
                                       Name:
                                       Title:



The foregoing Registration Rights
Agreement is hereby confirmed and
accepted as of the date first above
written by Donaldson, Lufkin & Jenrette
Securities Corporation on behalf
of the Initial Purchasers.


DONALDSON, LUFKIN & JENRETTE
         SECURITIES CORPORATION



By:
   --------------------------------
    Name:
    Title: